EXHIBIT 99.1

Acquisition of Red Sky Properties

Table of Contents

Page
Report of Independent Auditors	2
Combined Statement of Revenues and Direct Operating Expenses (modified to include depreciation, depletion and amortization) of the Red Sky Properties for the twelve months ended December 31, 2023 (audited)	4
Notes to Combined Statement of Revenues and Direct Operating Expenses (modified to include depreciation, depletion and amortization)	4
Supplemental Oil and Natural Gas Reserve Information (unaudited)	7

Report of Independent Auditors

The Board of Directors and Stockholders

Evolution Petroleum Corporation

Report on the Audit of the Financial Statements

Opinion

We have audited the accompanying combined statement of revenues and direct operating expenses (modified to include depreciation, depletion and amortization) of certain oil and natural gas properties of Red Sky Resources III, LLC and Red Sky Resources IV, LLC acquired by Evolution Petroleum Corporation (the Red Sky Properties) for the twelve months ended December 31, 2023 and the related notes (the “financial statement”).

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses (modified to include depreciation, depletion and amortization) of the Red Sky Properties for the twelve months ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America using the basis of presentation described in Note 1.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Financial Statement” section of our report. We are required to be independent of Red Sky Resources III, LLC and Red Sky Resources IV, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 1, the accompanying combined financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position, results of operations, or cash flows of the properties described above. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statement.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the combined financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statement.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Red Sky Resources III, LLC and Red Sky Resources IV, LLC’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statement.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Moss Adams LLP

Houston, Texas
April 24, 2024

Red Sky Acquisition

Combined Statement of Direct Revenues and Operating Expenses (modified to include depreciation, depletion and amortization)

(in thousands)

Twelve Months Ended December 31, 2023
Oil, natural gas and natural gas liquids revenues	$20,031
Direct operating expenses	(4,642)
Depreciation, depletion, amortization ("DD&A")	(5,852)
Oil, natural gas and natural gas liquids revenues less direct operating expenses & DD&A	$9,537

See Notes to Combined Statement of Direct Revenues and Operating Expenses (modified to include depreciation, depletion and amortization)

Red Sky Acquisition

Notes to Combined Statement of Revenues and Direct Operating Expenses (modified to include depreciation, depletion and amortization)

1.	Basis of Presentation

The accompanying Combined Statement of Revenues and Direct Operating Expenses (modified to include depreciation, depletion and amortization) represent the non-operated interests in the revenue and direct operating expenses (modified to include depreciation, depletion and amortization) of oil and natural gas properties in the SCOOP/STACK plays in central Oklahoma (the “Red Sky Properties”) acquired by Evolution Petroleum Corporation (the “Company”), on February 12, 2024 from Red Sky Resources III, LLC and Red Sky Resources IV, LLC (the “Sellers”) for a combined purchase price of approximately $36.5 million, net of preliminary purchase price adjustments, and subject to final purchase price adjustments (the “Red Sky Acquisition”). The accompanying Combined Statement of Revenues and Direct Operating Expenses (modified to include depreciation, depletion, and amortization) (“Combined Statement of Revenues and Direct Operating Expenses”) was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Red Sky Properties, as further discussed below.

The Combined Statement of Revenues and Direct Operating Expenses has been derived from the Sellers historical financial records and prepared on the accrual basis of accounting. For purposes of these statements, all properties identified in the purchase and sale agreements are included herein. The accompanying Combined Statement of Revenues and Direct Operating Expenses varies from a complete income statement prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that it does not reflect certain expenses incurred in connection with the ownership and operation of the Red Sky Properties, including but not limited to general and administrative expenses, hedging gains and losses, interest expense and federal and state income taxes. This Combined Statement of Revenues and Direct Operating Expenses is not indicative of the results of operations for the Red Sky Properties on a go forward basis for the reasons discussed herein. In addition, using historical general and administrative structures and tax burdens, would not necessarily be indicative of the historical performance of the Red Sky Properties had they been the Company’s properties, due to the differing size, structure, operations, and accounting policies of the Sellers as compared to the Company. Accordingly, the historical Combined Statement of Revenues and Direct Operating Expenses of the Red Sky Properties is presented in lieu of the full financial statements required under Item 3-05 of the Securities and Exchange Commission’s Regulation S-X.

2.	Summary of Significant Accounting Policies

Use of Estimates

The Combined Statement of Revenues and Direct Operating Expenses is derived from the historical operating statements of the Sellers. GAAP requires management to make estimates and assumptions that affect the amounts reported in the Combined Statement of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Significant estimates include (a) reserve quantities and estimated future cash flows associated with proved reserves, which may significantly impact depletion expense and potential impairments of oil and natural gas properties, (b) asset retirement obligations, and (c) accruals of crude oil, natural gas, and natural gas liquids (“NGL”) revenues and expenses. The Company analyzes estimates and judgments based on historical experience and various other assumptions and information that are believed to be reasonable. Estimates and assumptions about future events and their effects cannot be predicted with certainty and, accordingly, these estimates may change as additional information is obtained, as new events occur, and as the Company’s environment changes. Actual results may differ from the estimates and assumptions used in the preparation of the Company’s Combined Statement of Revenues and Direct Operating Expenses.

Revenue Recognition

Oil, natural gas liquids and natural gas sales - Historically, revenue is paid by the operators of the properties. Currently, the acquired assets consist of an average working interest of approximately 3% net to the Company, in 237 producing wells in the SCOOP and STACK plays of the Anadarko Basin in Blaine, Canadian, Carter, Custer, Dewey, Garvin, Grady, Kingfisher, McClain, and Stephens counties, Oklahoma with over 20 different operators of the properties for which the Company has purchased a non-operated working interest. As the Company is a non-operator, it presently does not take production in-kind and does not negotiate contracts with customers. The Company recognizes oil, natural gas, and NGL production revenue at the point in time when custody and title (control) of the product transfers to the customer. Transfer of control related to oil production occurs prior to the fees and other deductions, and as such, these fees are recorded as a reduction to the oil production revenue. Under most of the natural gas processing contracts related to the Red Sky Properties, natural gas is delivered to a midstream processing entity at the inlet of the midstream processing entity’s system. The midstream processing entity gathers and processes the natural gas and delivers residue gas and plant products to the operator at specified delivery points. In these scenarios, an evaluation is made as to whether the seller is a principal or an agent in the transaction. For those contracts, revenue is recognized on a gross basis, with transportation, gathering, processing and compression fees presented as an expense in the Combined Statement of Revenues and Direct Operating Expenses.

Through the marketing process, production is delivered to the ultimate third-party purchaser at a contractually agreed-upon delivery point and a specified index price is received from the purchaser. In this scenario, revenue is recognized when control transfers to the purchaser at the delivery point based on the index price received from the purchaser. For the twelve months ended December 31, 2023, oil, natural gas and NGL revenues derived from the Red Sky Properties were approximately $13.7 million, $4.6 million and $1.8 million, respectively.

Transaction price allocated to remaining performance obligations - For product sales that have a contract term greater than one year, the practical expedient in ASC 606-10-50-14(a) is utilized which eliminates the requirement to disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. Under these sales contracts, each unit of product generally represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

Oil, natural gas and NGL revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when control has transferred, and if collectability of the revenue is probable.

Concentration of Credit Risk - Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Company. The Company is a non-operator and the operator of the asset is the key counterparty. Any asset related credit risks are managed through various provisions of joint operating agreements dealing with counterparty default and delays in payments.

The Red Sky Properties have exposure to credit risk in the event of nonpayment of oil and natural gas receivables by the joint interest operators of its properties and purchasers of produced quantities of oil, natural gas liquids and natural gas. The following table presents purchasers of the Red Sky Properties historical production which accounted for 10% or more of the Red Sky Properties total revenue:

Twelve Months Ended
December 31, 2023
Continental Resources, Inc.	26%
Ovintiv USA Inc.	17%
Canvas Energy Inc.	15%

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of the direct expenses associated with the non-operated interests in the Red Sky Properties. Direct operating expenses include lease operating expenses and production taxes. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs and other field-related expenses, compression expenses, and gathering and transportation expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities. Direct operating expenses do not include corporate overhead, interest expense and income taxes.

Depreciation, Depletion and Amortization

The Company uses the full-cost method of accounting for its investments in oil and natural gas properties. Under this method of accounting, all costs incurred in the acquisition, exploration and development of oil and natural gas properties, including unproductive wells, are capitalized. This includes any internal costs that are directly related to property acquisition, exploration, and development activities but does not include any costs related to production, general corporate overhead, or similar activities. Gain or loss on the sale or other disposition of oil and natural gas properties is not recognized unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves.

The depreciable base for oil and natural gas properties includes the sum of all capitalized costs net of depletion, estimated future development costs, and asset retirement costs (net of salvage values) not included in oil and natural gas properties, less costs excluded from amortization. The depreciable base of oil and natural gas properties is amortized using the unit-of-production method over total proved reserves.

Depletion expense for the twelve months ended December 31, 2023 was $5.9 million and on a per unit basis, depletion expense was $11.35 per BOE.

3.	Contingencies

The activities of the Red Sky Properties may become subject to potential claims and litigation in the normal course of operations. The Company does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Red Sky Properties.

4.	Subsequent Events

The Company has evaluated subsequent events through April 24, 2024, the date the Combined Statement of Revenues and Direct Operating Expenses was available to be issued, and has concluded that no events need to be reported in relation to this period.

Supplemental Oil and Gas Reserve Information — Unaudited

The following tables summarize the net ownership interest in the proved oil and natural gas reserves and the standardized measure of discounted future net cash flows (“Standardized Measure”) of the Red Sky Properties at December 31, 2023. The proved oil and natural gas reserve estimates and other components of the Standardized Measure were prepared by the Company’s internal reserve engineering team, in accordance with the authoritative guidance of the Financial Accounting Standards Board and the Securities and Exchange Commission. Our internal reserve engineering team has a combined experience of over 80 years in Petroleum Engineering. Our Chief Operating Officer, the person responsible for overseeing the preparation of our reserves estimates, has a Bachelor of Science Degree in Petroleum Engineering from Texas A&M University, is a registered Professional Engineer in the State of Texas (No. 86704), has over 40 years of oil and natural gas experience including large independents and financial firm services for projects and acquisitions. All of the oil and natural gas producing activities related to the Red Sky Properties were conducted within the continental United States.

The estimated net proved reserves and related future net revenues and Standardized Measure for the properties acquired in the Red Sky Acquisition were determined using index prices for oil and natural gas and were held constant throughout the life of the Red Sky Properties. The unweighted arithmetic average first-day-of-the-month prices for the prior twelve months were $78.21/Bbl for oil and $2.63/MMBtu for natural gas for the twelve months ended December 31, 2023. These prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead.

Estimated Quantities of Proved Oil and Natural Gas Reserves

Proved oil and natural gas reserves are the estimated quantities of oil and natural gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions (i.e., prices and costs) existing at the time the estimate is made. Proved developed oil and natural gas reserves are proved reserves that can be expected to be recovered through existing wells and equipment in place and under operating methods being utilized at the time the estimates were made.

Proved undeveloped oil and natural gas reserves are proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time.

The following table sets forth the estimated net proved developed and undeveloped oil and natural gas reserves related to the Red Sky Properties at December 31, 2023.

			Natural Gas
	Crude Oil	Natural Gas	Liquids	Equivalent
	(MBbls)	(MMcf)	(MBbls)	(MBOE)
Proved developed and undeveloped reserves:
December 31, 2022	1,129	12,012	732	3,863
Revisions of previous estimates	(40)	(687)	7	(148)
Production (sales volumes)	(184)	(1,454)	(74)	(500)
December 31, 2023	905	9,871	665	3,215
Proved developed reserves:
December 31, 2023	745	7,102	434	2,362
Proved undeveloped reserves:
December 31, 2023	160	2,769	231	853

During the periods presented, revisions of previous estimates were primarily attributable to changes in commodity prices. There are numerous uncertainties in estimating quantities of proved reserves, which incorporate estimates of the future rates of production, the timing of development expenditures and other assumptions. The above reserve data represents estimates only, which are inherently imprecise, and estimates of new discoveries and undeveloped locations are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are subject to substantial revisions as additional information becomes available, such as reservoir performance, additional drilling, technological advancements and other factors. Decreases in the prices of oil or natural gas could have an adverse effect on reserve volumes and discounted future net cash flows related to the proved reserves.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The Standardized Measure represents the present value of estimated future net cash flows from estimated net proved oil and natural gas reserves, less future development, production, plugging and abandonment costs, and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows. Production costs do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs.

The Standardized Measure does not purport, nor should be interpreted, to present the fair market value of the Red Sky Properties’ proved reserves. It is intended to present a standardized disclosure concerning possible future net cash flows from proved reserves that would result under the assumptions used and ignores future changes in prices and costs and the risks inherent in reserve estimates, among other things. The various assumptions used, including prices, costs, production rates and discount rates, are inherently imprecise. Further, since prices and costs do not remain static, the results are not necessarily indicative of the fair market value of estimated proved reserves. Accordingly, the estimates of future net cash flows from proved reserves and the present value thereof may be materially different than actual subsequent results, and the results may not be comparable to estimates disclosed by other oil and natural gas producers.

The following table sets forth the Standardized Measure of discounted future net cash flows related to the Red Sky Properties’ estimated net oil and natural gas reserves at December 31, 2023 (in thousands).

Twelve Months Ended December 31, 2023
Future cash inflows	$97,985
Future production costs and severance taxes	(31,105)
Future development costs	(5,649)
Future income tax expenses	—
Future net cash flows	61,231
10% annual discount for estimated timing of cash flows	(23,138)
Standardized measure of discounted future net cash flows	$38,093

The following table sets forth the changes in Standardized Measure of discounted future net cash flows applicable to estimated net proved oil and natural gas reserves of the Red Sky Properties for the twelve months ended December 31, 2023 (in thousands):

Twelve Months Ended December 31, 2023
Balance, beginning of year	$76,860
Net changes in sales prices and production costs related to future production	(34,533)
Changes in estimated future development costs	1,066
Sales of oil, natural gas and NGLs produced, net of production costs	(15,873)
Net change due to revisions in quantity estimates	(3,385)
Development costs incurred during the period	5,222
Accretion of discount	7,686
Other	1,050
Balance, end of year	$38,093